EXHIBIT 10.1

WARRANT AND OPTION PURCHASE AGREEMENT

This WARRANT AND OPTION PURCHASE AGREEMENT, dated as of March 24, 2009 (this “Agreement”), is by and between GreenMan Technologies, Inc., a Delaware corporation (the “Purchaser”), and PSource Structured Debt Ltd., a corporation governed under the laws of Guernsey (the “Seller”).

WHEREAS, through various assignments from each of (a) Laurus Master Fund, Ltd., a company governed under the laws of the Cayman Islands (“Laurus”), (b) Valens Offshore SPV I, Ltd., a company governed under the laws of the Cayman Islands (“Valens Offshore”) and (c) Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens US”), the Seller owns an option to purchase an aggregate of 3,356,750 shares of common stock, par value $0.01 per share (“Common Stock”), of the Purchaser and a warrant to purchase an aggregate of 1,455,155 shares of Common Stock of the Purchaser (such option and warrant, together, the “Equity Interests”); and

WHEREAS, upon the terms and conditions stated in this Agreement, the Seller wishes to sell, and the Purchaser wishes to purchase all of the Equity Interests.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which as consideration is hereby acknowledged, the parties agree as follows:

1.           Definitions.  When used herein, the following terms shall have the indicated meanings:

“Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

“Laurus Entities” means each of Laurus, Valens Offshore and Valens US.

2.           Sale and Purchase.

(a)           Effective upon the execution of this Agreement, the Seller hereby sells, transfers, conveys and assigns to the Purchaser, and the Purchaser hereby purchases and acquires from the Seller (the “Transaction”), the Equity Interests and any and all rights and benefits incident to the ownership thereof, on the terms and conditions set forth herein.

(b)           The aggregate purchase price for the Equity Interests to be purchased by the Purchaser shall be equal to $700,000 (the “Purchase Price”).  Upon the execution of this Agreement by the Seller, the Purchaser shall deliver the Purchase Price by wire transfer of immediately available funds to the Seller in accordance with the instructions set forth on Exhibit A attached hereto. Within a commercially reasonable time after receipt of the Purchase Price, the Seller shall cause the original instruments representing the Equity Interests, endorsed for cancellation, to be delivered to the Purchaser.

3.           Representations, Warranties and Agreements of the Seller.

The Seller hereby represents, warrants and agrees that:

(a)           The Seller has full power and authority to enter into this Agreement and to consummate the Transaction.  This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b)           The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the Transaction does not and will not: (i) violate the organizational documents of the Seller; (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller or any of its assets or properties; (iii) violate any provision of any federal or state statute, rule or regulation which is applicable to the Seller; or (iv) violate any contract to which the Seller or any of its assets or properties are bound.  No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the Transaction.

(c)           With respect to the Transaction: (i) except for the record ownership of the Equity Interests by the Laurus Entities on the books and records of the Purchaser, the Seller is the sole record and beneficial owner of the Equity Interests, free and clear of any taxes and Encumbrances; and (ii) upon the transfer of the Equity Interests to the Purchaser, the Purchaser will acquire good and marketable title thereto, and will be the legal and beneficial owner of such Equity Interests, free and clear of any and all Encumbrances.

(d)           The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the Transaction.

(e)           No proceedings relating to the Equity Interests are pending or, to the knowledge of the Seller, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Seller’s right to transfer the Equity Interests to the Purchaser.

4.           Representations, Warranties and Agreements of the Purchaser.

The Purchaser hereby represents, warrants and agrees that:

(a)           The Purchaser has full power and authority to enter into this Agreement and to consummate the Transaction.  This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(b)           The execution, delivery and performance by the Purchaser of this Agreement and consummation by the Purchaser of the Transaction does not and will not: (i) violate the organizational documents of the Purchaser; (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Purchaser or any of its assets or properties; (iii) violate any provision of any federal or state statute, rule or regulation which is applicable to the Purchaser; or (iv) violate any contract to which the Purchaser is a party or by which the Purchaser or any of its respective assets or properties are bound.  No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the Transaction.

(c)           As the issuer of the Equity Interests, the Purchaser does not possess any material non-public information that has not been disclosed to the Seller, which the Purchaser believes to be indicative that the value of the Equity Interests is substantially greater than the Purchase Price.

(d)           Upon the transfer of the Equity Interests to the Purchaser, the Purchaser shall immediately cancel the Equity Interests.

5.           Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given: (a) when received if given in person or by a courier or a courier service; or (b) on the date of transmission if sent by facsimile transmission or e-mail:

(i)         If to the Seller, addressed as follows:

PSource Structured Debt Ltd.
Sarnia House
Le Truchot
St Peter Port
Guernsey
GY1 4NA
Facsimile: +44 (0) 207 533 1850
Attention:  John Gilfillan

(ii)        If to the Purchaser, addressed as follows:

GreenMan Technologies, Inc.
7 Kimball Lane
Building A
Lynnfield, MA  01940
Facsimile: (781) 224-0114
Attention:  Charles E. Coppa, Chief Financial Officer

or to such other person or address as a party hereto may designate for itself by notice given as herein provided.

6.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.           Applicable Law.  The laws of the State of New York, without giving effect to its choice-of-law rules, shall govern the validity of this Agreement.

8.           Entire Agreement; Amendments; and Waivers.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Seller and the Purchaser.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

9.           Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

10.           Captions.  The Section captions herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

12.           Survival; Further Assurances.  The representations, warranties and covenants of the parties shall survive the execution of this Agreement and the consummation of the Transaction. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transaction.

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IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Warrant and Option Purchase Agreement to be duly executed as of the date first written above.

THE SELLER:

PSource Structured Debt Ltd.

By:  PSource Capital Limited, its
        investment consultant

By:   __________________
        Name:
        Title:

THE PURCHASER:

GreenMan Technologies, Inc.

By:   _________________________
        Name:
        Title